Paris, June 12, 1996                    UNIFORM TIME CHARTER PARTY FOR OFFSHORE
                                        SERVICE VESSELS CODE NAME: "SUPPLYTIME"

                                                                         PART 1

2. Owners/Disponent Owners/Place of business
IFREMER, hereafter called the OWNERS or IFREMER
155, rue Jean-Jacques Rousseau
92138 ISSY-LES-MOULINEAUX CEDEX
FRANCE

3. Charterers/Place of business
        RMS TITANIC, INC.
        17, Battery Place
        Suite 203
        NEW-YORK 10004
        UNITED STATES OF AMERICA

4. Vessel's name
NADIR SURFACE VESSEL together with:
- NAUTILE SUBMERSIBLE (- 6000 m)
- ROBIN (ROV) - OCEANO (Positioning System)

5. Date of delivery (CI. 2(A))
   AUGUST 1, 1996

6. Cancelling Date (CI. 2(A))
       NOT APPLICABLE

7. Port or place of delivery (CI. 2(A))

   St JOHN'S NEWFOUNDLAND (CANADA)

8. Port or place of re-delivery (CI. 8(A))

   St JOHN'S NEWFOUNDLAND (CANADA)

9. Period of hire (CI. 1(A))

        34 days

10. Extension of period of hire (optional) (CI. 1(B))

        NOT APPLICABLE
--------------------------------------------------------------------------------
11. Trading limits (CI. 3(A))

NORTH ATLANTIC OCEAN AND WESTERN
MEDITERRANEAN SEA
--------------------------------------------------------------------------------
12. Employment of vessel restricted to (state nature of service(s)) (CI. 3(A))

DIVING ON RMS TITANIC TO PROMOTE THE SURVEY OF THE WRECK AND
TO RECOVER OBJECTS OF THE TITANIC.
--------------------------------------------------------------------------------
13. Charter hire (CI. 7(A))

SEE ARTICLE 25

14. Hire payment (state currency, mode and place of payment: also bene-
                                      ficiary and bank account) (CI. 7(A))
        FRENCH FRANCS
        Payments in favour of IFREMER by
        transfer to account n- 307 T opened
        with CREDIT LYONNAIS, 11, rue d'Argenson
        75008 PARIS - FRANCE

15. Mobilisation charge (lump sum) (CI. 2(B))

 INCLUDED

16. Port or place of delivery (Mobilisation) (CI. 2(B))

        St JOHN'S NEWFOUNDLAND (CANADA)

17. Demobilisation charge (lump sum) (CI. 8(B))

 INCLUDED

18. Number of days' notice of re-delivery (CI. 8(C))

        NOT APPLICABLE
        SEE BOX 10

19. Early termination of charter (state number of months; hire payable)
 NOT APPLICABLE                                                 (CI. 8(D))

20. Number of months' notice of early termination (CI. 8(D))
        NOT APPLICABLE

21. Meals (state rate agreed) (CI. 9(i))
  FREE OF CHARGE

22. Passenger accommodation (state rate agreed) (CI. 9(i))
        FREE OF CHARGE

23. Port or place of drydocking (CI. 11(C))
 IRRELEVANT

24. War (only to be filled in if Sub-Clause (C) agreed) (CI. 22)
        SEE ARTICLE 13

25. Sub-let (state amount of daily increment to charter hire) (CI. 20(B)) SEE ARTICLE 12

26. Place of arbitration (only to be filled in if place other than London
        LONDON                                             agreed) (CI. 27)
--------------------------------------------------------------------------------
27. Numbers of additional clauses covering special provisions, if agreed
        1 to 28
--------------------------------------------------------------------------------
It is mutually agreed that this Contract shall be performed subject to the conditions contained in the Charter consisting of Part I, including additional clauses, if any agreed and slated in Box 27, and Part II as well as Appendix A and Appendix B as annexed to this Charter. In the event of a conflict of conditions, the provisions of Part I shall prevail over those of Part II and Appendix A and Appendix B.
--------------------------------------------------------------------------------
Signature (Owners)                              Signature (Charterers) --
  --------
        Le President-Directeur General                 /s/ G.H. TOLLOC'H

                /s/ P. DAVID
--------------------------------------------------------------------------------

Adopted by
the Documentary Committee of the General
Council of British Shipping, London

Copyright, published by The Baltic
and International Maritime Conference (BIMCO).
Copenhagen.
Issued December 1975.

                                     PART II
                        AMENDED "SUPPLY TIME" FORM PART II

1. PERIOD OF CHARTER:

1.1. The OWNERS let and the CHARTERERS hire the Vessel described in Appendix "A" and "B" for the period as indicated in Box 9 from the time the vessel is delivered to the CHARTERERS subject to clause 1.2. hereunder.

1.2. The basic period of the charter shall be 34 days made up in the manner, and subject to the provisos, set out below:


2. DELIVERY

         The Vessel shall be delivered by the OWNERS and accepted by the CHARTERERS on the date indicated in Box 5.


3. EMPLOYMENT

         (A) The Vessel shall be employed in activities restricted to the service(s) stated in Box 12 within the trading limits indicated in Box 11 which shall, in no circumstances, be exceeded without prior agreement and adjustment of the Charter Hire and such other terms as appropriate to be agreed.

         (B) The OWNERS hereby confirm that they are authorized to enter into and perform this Charter under French Law. Permission from any other responsible Authorities for Vessel and its Crew to work in the area defined in Clause 19 and Box 11, if required, shall be the responsibility of CHARTERERS and OWNERS shall assist, if necessary, in every way possible to secure such permission. If any other country than France prevents the performance of the TITANIC expedition, the total charter hire defined in BOX 13 shall be paid to the OWNERS.

4. OWNERS TO PROVIDE

         (A) The OWNERS shall provide and pay for all provisions and wages, for third party insurance of the Vessel, for all deck and engineroom stores (except those which by the terms of this Charter Party are expressly payable by the CHARTERERS) and the expense of maintaining the hull and machinery of the Vessel during her employment.


         MAINTENANCE OF VESSEL

         (B) The OWNERS undertake that throughout the period under this Charter they will take all reasonable steps to maintain the Vessel in efficient state in hull and machinery or to restore the Vessel to such state.

         (C) The OWNERS shall further provide and pay for all fuel and lubricants and transport thereof (including auxiliary machinery and galley fuel), water, port charges, pilotage and boatmen (whether compulsory or not) canal steersmen, light dues, solid ballast, tug assistance, consular charges, canal, dock and other dues and charges, dock, harbour and tonnages dues at the ports of delivery and re-delivery, agencies and commissions costs for security or other watchmen, expenses of fumigation (including de-ratisation and extermination of vermin) and of quarantine (if occasioned by the nature of the cargo carried or the port visited whilst employed under this Charter).

         The OWNERS shall also provide and pay for the loading and unloading of cargoes except the objects covered by clause 21 and for all necessary dunnage, uprights and shoring equipment for securing deck cargo, all cordage (excluding such as is required for ordinary ship's purposes, mooring alongside in harbour but including such as is required for securing to the offshore units or necessitated by any special requirements of the harbour authorities), and all ropes, slings and special runners (including bulk cargo discharge hoses) actually used for loading and discharging.

         OWNERS shall further provide and pay for custom duties, permits, import duties, including costs involved in establishing temporary or permanent importation bond(s), clearance expenses both for the Vessel and/or equipment except in respect of the objects covered by clause 21, also special mooring lines to offshore platforms, wires, nylons, spring lines, slings etc. used for offshore works with hose connections and adaptors, refill oxygen/acetylene bottles and supply electrodes for offshore works.


5. BUNKERS AND LUBRICANTS

         The OWNERS shall be responsible for providing and paying for all bunkers and lubricants.


6. RE-DELIVERY

         The Vessel shall be re-delivered on the expiration of this Charter-Party.

7. THE VESSEL'S SPACE

         The whole reach and burden and decks of the Vessel shall be at the CHARTERER'S disposal reserving proper and sufficient space for the Vessel's tackle, apparel, furniture, provisions and stores. The CHARTERERS shall be entitled to carry, so far as space is available and for their purpose in connection with their operations:

         (i) Passengers including T.V. and filming crews, and for such purposes to make use of the Vessel's available accommodation not being used on the voyage by the Vessel's Master, Officers and Crew. The OWNERS shall provide suitable provisions and requisites for such passengers.

         (ii) Lawful cargo whether carried on or under deck.

         (iii) Explosives and dangerous cargo provided such are packed and stowed in accordance with ship's national regulations and/or IMCO Dangerous Goods Code and/or other pertinent regulations. The CHARTERERS accept responsibility for any additional expenses (including restoration expenses) incurred by the OWNERS in relation to the carriage of such cargo.

         (iv) The OWNERS shall permit passengers including film or T.V. personnel to travel aboard "Nautile" but those passengers will be carried at their own risk and subject to satisfactory medical assessment.


8. MASTER AND CREW

         (A) For the purpose of this clause, the CHARTERER'S representative at sea shall deal solely with the OWNERS' Senior Representative at sea and the OWNERS will implement the CHARTERERS wishes in respect of the Master, Engineer and Crew in relation to this clause.

         (B) The OWNERS shall get the master to carry out his duties promptly and the Vessel shall render all reasonable services within her capabilities by day and by night and at such time and on schedules as the CHARTERERS may reasonably require without any obligations of the CHARTERERS to pay to the OWNERS or the Master, Officers or the Crew of the Vessel any excess or overtime payments. The Master through OWNERS Senior Representative shall be under the orders of the CHARTERERS as regards employment, agency and other arrangements. The Master and Engineer shall keep full and correct logs accessible to the CHARTERERS or their agents. The Master shall sign cargo documents as and in the form presented.

         (C) If the CHARTERERS have reason to be dissatisfied with the conduct of the Master or any Officer, Engineer or member of the Crew, the OWNERS on receiving particulars of the complaint shall promptly investigate the matter and, if, in their opinion, it is necessary and practicable, make a change in the appointment.

9. DEVIATION TO ASSIST

         The Vessel shall be entitled at all times to assist vessels and other property in distress, to deviate for the purpose of saving life or property and for that purpose to call at any port or ports for fuel and/or other supplies and to carry cargo on or under deck. Such deviation shall be considered as a period of hire.


10. SALVAGE

         All salvage (other than might be determined to arise from the activities described in Box 12) and assistance to other vessels shall be for the OWNERS' and the CHARTERERS' equal benefit after deducting the Master's and Crew's proportion and all legal and other expenses including hire paid under the Charter for time lost in the salvage, repairs or damage and oil consumed. The CHARTERERS shall be bound by all measures taken by the OWNERS in order to secure payment of salvage and fix its amount. CHARTERERS agree and if within their control shall so arrange that all salvage assistance unless alternative terms be agreed with OWNERS, shall be on terms of Lloyd's Open Form "no cure-no pay".

         The OWNERS shall indemnify and hold harmless the CHARTERERS from any claim for salvage made by the Master, any crew servant of agent of the Owner.

         If any conflict arises between this clause and clause 21 then the latter shall prevail.


11. LIEN

         The OWNERS shall have a lien upon all cargoes for all claims against the CHARTERERS under this Charter and the CHARTERERS shall have a lien on the Vessel for all moneys paid in advance and not earned. CHARTERERS will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the OWNERS in the Vessel.

         CHARTERERS shall indemnify and hold OWNERS harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of CHARTERERS, and against any claims against OWNERS arising out of the operation of the Vessel by CHARTERERS or out of any neglect of CHARTERERS in relation to the Vessel or the operation thereof. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by CHARTERERS, CHARTERERS shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.


12. SUB-LET

         Subject to the prior written approval of the OWNERS, the CHARTERERS shall be authorized of sub-letting the vessel to any person or company not competing with the OWNERS.

13. WAR

         (A) The Vessel, unless the consent of the OWNERS be first obtained, not to be ordered nor continue to any place or on any voyage nor be used on any service which will bring her within a zone which is dangerous as the result of any actual or threatened act of war, war, hostilities, warlike operations, acts of piracy or of hostility or malicious damage against this or any other vessel or its cargo by any person, body or State whatsoever, revolution, civil war, civil commotion or the operation of international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of sanctions.

         (B) If as a result of such aforementioned acts or warlike operations the Vessel is prevented from carrying out her duties under this Charter Party, both the OWNERS and the CHARTERERS may cancel the Charter and, unless otherwise agreed, the Vessel to be redelivered to the OWNERS in port of re-delivery defined in box 8.

         The OWNERS shall not be liable for the consequences of such early termination of the charter and the total charter hire defined in box 13 shall be paid to the OWNERS.


14. GENERAL AVERAGE

         General Average to be adjusted according to York/Antwerp Rules, 1974. Hire not to contribute to General Average.


15. BOTH-TO-BLAME COLLISION CLAUSE

         If the Vessel comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, mariner, pilot or the servants of the OWNERS in the navigation or the management of the Vessel, the CHARTERERS will indemnify the OWNERS against all loss or liability to the other or non-carrying ship or her owners in so far as such loss or liability represent loss of or damage to, or any claim whatsoever of the owners of any goods carried under this Charter paid or payable by the other or non-carrying ship or her owners to the owners of the said goods and set-off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the Vessel or the owners. The foregoing provisions shall also apply where the owners, operators or those in charge of any ship or ships or objects other than or in addition to the colliding ships or objects are at fault in respect of a collision or contact.


16. STRUCTURAL ALTERATIONS - DURABLE BREAK-DOWN

         (A) The CHARTERERS shall have the option of making at their expense structural alterations to the Vessel with the written consent of the OWNERS but unless otherwise agreed the Vessel is to be re-delivered re-instated to her original condition. The Vessel is to remain on hire during any period of these alterations or re-instatement.

         (B) In case of break-down affecting durably technical or operational capabilities of the Vessel NADIR or the submersible NAUTILE, the CHARTERERS shall be entitled to terminate this Agreement.

         In such case, the CHARTERERS shall release the OWNERS, at the date of the failure, from any further obligations under this Agreement.

         All sums paid at the date of failure by the CHARTERERS will be kept by the OWNERS.


17. ARBITRATION

         Any dispute arising under this Charter which cannot be settled in an amicable manner be referred to arbitration in London according to the rules and regulations of the International Chamber of Commerce of LONDON.

         This Charter Party shall be governed by English law.


18. POSITION OF TITANIC WRECK

         OWNERS warrant that they have accurate knowledge of the exact position of the "TITANIC" wreck and undertake to bring the vessel to such position and to dive their submersible on the TITANIC site (as defined in Clause 19). OWNERS undertake to supply the TITANIC's accurate position to the CHARTERERS. The CHARTERERS will not unnecessarily divulge the position of the "TITANIC" wreck to any third party.


19. DEFINITION OF THE SITE

         "THE SITE" is :

         1.   The bow and stem sections of "RMS TITANIC".

         2. The area which lies half a nautical mile to either side of the line from the front of the bow section to the rear of the stern section, extended one nautical mile to the rear of the stern section.




ARTICLE 20 - OPERATION OF THE SUBMERSIBLE NAUTILE

20.1. ORGANISATION ABOARD THE VESSEL

         On the day before a Nautile's dive an "operation order" will be drafted by both OWNERS and CHARTERERS representatives.

         After each Nautile's dive a "daily work-report" will be drafted by both OWNERS and CHARTERERS representatives.

         An operation order form and a daily work report form are annexed herewith as Exhibit C.

20.2. NORMAL OPERATION OF THE SUBMERSIBLE NAUTILE

         Provided that weather conditions permit dive operations, the NAUTILE shall perform one dive during each period of 24 hours on site.

         A dive shall be considered as performed in so far as the submersible has stayed a minimum period of one hour on the seabed.


20.3. BAD WEATHER CONDITIONS :

         By bad weather conditions is to be understood win storm superior to 25 knots or through of wave superior to 2 metres or fog which may make work dangerous or hazardous.

         If bad weather conditions were to prevent the NAUTILE from diving during the period of hire, the global CHARTER hire defined in article 25.1. here above shall be unchanged.


20.4. TECHNICAL FAILURE :

a) If during the period of hire on the Titanic Site, the NAUTILE submersible is unable to dive due to a technical failure, i.e. technical breakdown, crew illness or any other reason under the control of the OWNERS during a total period(s) exceeding an aggregate of 48 hours, the amount defined in article
22.3.3. hereafter shall be lowered of 15.000 US $ for each period totalling 24 hours without dive for technical failure arising after the said period(s) aggregating 48 hours.

b) If the NAUTILE submersible does not make any dives due to technical failure, then the OWNERS shall refund to CHARTERERS all sums paid under article 25.1. and shall release CHARTERERS from any further obligations under this Agreement.

c) After lowering of the amount defined in paragraph a hereabove or after refunding of the sums defined in paragraph b hereabove, OWNERS shall have no further obligations or liability to the CHARTERERS and CHARTERERS shall indemnify and hold harmless OWNERS against all and any claim made by third parties related to the technical failure, including consequential, incidental or special damages and including, without limitation, loss of profits.

20.5. INSTALLATION OF EQUIPMENT ON THE NAUTILE AND ON THE NADIR

         The installation of equipment belonging to the CHARTERERS on the NAUTILE shall be done by the CHARTERERS under the supervision of the OWNERS.

         The OWNERS may prevent the CHARTERERS from installing certain equipments on the NAUTILE for technical reasons.

         In any case, the OWNERS shall not be liable if the equipment belonging to the CHARTERERS do not work correctly. The NAUTILE is to be re-instated to her original condition. The NAUTILE is to remain on hire during any period of these re-instatements by the CHARTERERS.

         OWNERS agree to cooperate with any person or entity contracting to study the feasibility of technical improvements regarding the expedition (including but not limited to acoustic transmission and real time broadcast transmissions).

21. RECOVERY OF OBJECTS

         21.1. OWNERS will forthwith hand over to the CHARTERERS all objects collected on or from the Titanic SITE during the performance of this charter party.

                 OWNERS and CHARTERERS will draw up a list of objects recovered under this Agreement. OWNERS renounce all property rights in the objects collected during the expedition performed under this charter party, both for themselves and on behalf of the Master, Officers, crew, servants and agents, provided all payments defined in article 22.3. and 25 be made to the OWNERS.

                 The OWNERS shall have a lien against all objects recovered during the 1996 TITANIC expedition until the revenues defined in article 22.3.1. and 22.3.2. hereabove are received by the OWNERS.

                 The CHARTERERS shall provide free of charge assistance to the
               OWNERS to register and maintain the OWNER's lien on the recovered objects in any country designated by the OWNER's.

         21.2. Owing to the fact that the objects collected by OWNERS on behalf of the CHARTERERS are not the property of OWNERS, the CHARTERERS shall indemnify and hold harmless OWNERS against all and any claim related to the recovery of the aforementioned objects excepting always any claims made by any master, crew, agents, servants or employees of OWNERS.

                 CHARTERERS shall reimburse OWNERS of all legal expenses
               incurred by OWNERS in connection with such claims.

                 CHARTERERS shall not sell the artefacts collected by OWNERS to any individual or private collector, but shall use them only for exhibition purposes. However the collection may be sold to any entity that will make them available for exhibition to the public.

                 For the purposes of this Agreement an artefact is defined as any object collected from the RMS TITANIC that was either a part of the ship or a possession of a person on board.

                 Coins, currency, diamonds (non jewellery), precious metals, gems stones, coal, etc. are not considered  artefacts.

         21.3. OWNERS shall not be responsible for the process of conditioning and preservation of these objects on board the Vessel but will assist CHARTERERS in bringing artefacts on board and in the packing process.


         21.4. OWNERS shall be entitled to collect a few specific samples of the Titanic wreck only for scientific experimental purposes in corrosion research and/or biological research, and such results will be provided to the CHARTERERS.

                 The selection of samples and the collection of the same shall be mutually agreed between the representative of OWNERS and of the CHARTERERS on the Vessel and the collection of these samples shall in no way interfere with the CHARTERERS use of the Vessel.



22. AUDIO VISUAL RIGHTS AND OTHER COMMERCIAL RIGHTS

         22.1. CHARTERER'S MEDIA RIGHTS

               (A)The CHARTERERS shall at all times have and be entitled to the benefit of all media, T.V., audio-visual rights relating to and arising from the activities of the charter provided the CHARTERERS quote the OWNERS as the performer of the expedition.


               (B)All logos appearing on the Vessel will remain as they are and where they are; nevertheless the CHARTERERS shall have the right to place such additional logos as they wish on the Vessel and/or ancillary equipment and/or overalls in such a position that they wish, provided that such positioning shall not interfere with the operation of the Vessel or any part of it or obscure any of OWNERS or other logos or names currently on the Vessel and its ancillary equipments.


               (C)In the same way the OWNERS shall be permitted to have its crew wearing overalls with its logo.


22.2. OWNERS MEDIA RIGHTS

               (A)In recognition of the fact that OWNERS are a French Public Agency, OWNERS shall be entitled to inform the French speaking news agencies (not magazines) and domestic French T.V. agencies other than those in Canada of the RMS TITANIC expedition performed under this charter party.

                 All press materials, releases and other information regarding the RMS Titanic expedition intended to be distributed to the media shall be prepared by CHARTERERS' public relations consultants and provided to OWNERS, and CHARTERERS and OWNERS shall communicate in advance regarding such releases, provided that CHARTERERS may select the release date.

                 The images and sound sources to be transmitted by news agencies and TV news will be supplied to OWNERS no later than their transmission date to the CHARTERERS own medias.

                 The OWNERS shall be kept informed of the performance of the
               Expedition.

                 In any case, OWNERS actions shall in no way affect the
               commercial value to the CHARTERERS or its assigns of the media literary and merchandising rights and/or interests all of which are reserved exclusively to the CHARTERERS.

                 OWNERS shall have access free of charge to all non confidential still images approved by the CHARTERERS for distribution to the French speaking news agencies and French speaking T.V. news agencies (but not magazines) other than those in Canada with the express consent of the CHARTERERS.

                 OWNERS will be authorized to use film footage selected with
               CHARTERERS. Such film footage will be used free of charge by OWNERS for distribution to French speaking T.V., news agencies (other than those in Canada).

                 The OWNERS are hereby also authorized to offer free of charge to such channels the following footage to be included in news broadcast : the 88 second extract of the film "La face cachee de la terre" concerning RMS Titanic produced by the OWNERS ; provided that for the period from the commencement of the expedition until 90 days after conclusion, OWNERS shall not make copies of such footage until available to any person or entity.


               (B) OWNERS shall also have the right to use free of charge the above mentioned images for their own communication and advertising with the express consent of the CHARTERERS.


               (C) All press conferences or announcements of the Expedition, both before the Expedition and after, shall be communicated among the parties in order to allow real time broadcast.


               (D) OWNERS shall receive an advance copy of CHARTERERS media plan developed by CHARTERERS's public relations consultant.


22.3. MERCHANDISING ARRANGEMENTS FOR DERIVED PRODUCTS. EXHIBITIONS.

         22.3.1. MERCHANDISING OF DERIVED PRODUCTS

         Subject to the provisos of this section, the CHARTERERS shall retain and be entitled to the benefit of all merchandising and other commercial right relating to and arising from the activities of the Charter.

               The OWNERS shall be entitled to receive 50 % of the whole sale turnover of the sales of derived products of the 1996 TITANIC expedition (books, videos, posters, T-shirts etc ... ). Any product involving the 1996 expedition shall be considered product of the 1996 TITANIC expedition within the scope of this paragraph.

               The amounts defined in this article 22.3.1. shall not exceed US $480 000.

                      22.3.2. EXHIBITIONS

                      The OWNERS shall receive

                      a) 0.50 US $ per visitor of any exhibition organized by the CHARTERERS, Inc, after April 29, 1996 and

                      b) a lump sum of 250 000 US $ for the proposed Memphis Exhibition of 1997, this sum is to be paid prior to March 1, 1997, and

                      c) one third of CHARTERERS revenues received after April 29, 1996 from any non CHARTERERS organized exhibition.

                      The amounts defined in a, b and c hereabove shall not exceed a total amount of 500 000 US $.

                      22.3.3. If, after three years from September 1, 1996, the 980 000 US $ in income have not been received by the OWNERS, the CHARTERERS agree to allow the balance to be earned from the method described and applied in article
                      22.3.2. a and 22.3.2. c hereabove.

                      Earned revenues referred to in article 22.3.1. and 22.3.2., shall be remitted by the CHARTERERS to the OWNERS in a timely fashion but under no conditions later than 45 days after the receipt of the aforementioned revenues by the CHARTERERS

                      If, after four years from September 1, 1996, the OWNERS have not received revenues equal to 980 000 US $ relevant to article 22.3.1. and 22.3.2., the first refusal right granted to the CHARTERERS by the OWNERS shall be cancelled in previous charter agreements as well as in this charter agreement as defined in article 23 hereafter.

                      22.3.4. The CHARTERERS, so as to provide the OWNERS with the full disclosure information required to observe compliance with its payment obligations defined above, hereby agrees to provide the OWNERS with copies of all relevant contracts and documents relating to the aforementioned revenues and their opportunities. This obligation will be performed in a timely fashion and the documents shall be transmitted to the OWNERS within 30 days of receipt by the CHARTERERS.

                      The OWNERS shall maintain the right to examine the books and records of the CHARTERERS upon 14 days notice, such right expiring upon receipt by the OWNERS of the 980 000 US $ described in article 22.3.1. and 22.3.2. hereabove.

                      If the OWNERS consider that CHARTERERS do not fulfill their obligations as defined in article 22.3.1. to
                      22.3.4. hereabove, the OWNERS shall have the right to take possession of the objects recovered during the 1996 Titanic expedition, such right expiring upon receipt by the OWNERS of the total amount of 980 000 US $ described in article 22.3.1. and 22.3.2. hereabove.

               22.4. After the 1996 Titanic Expedition, the CHARTERERS shall notify the OWNERS before entering into any contract for any film or book relating to the RMS TITANIC expeditions or to the Titanic site and shall allow OWNERS a period of 60 days to decide whether to participate in any such film or book.

           23. FUTURE EXPEDITIONS ON THE TITANIC SITE


               23.1. In the event the OWNERS will be approached during the years 1996 to 2003 by an entity other than the CHARTERERS in order to perform similar expeditions on the TITANIC site, the OWNERS shall grant a first refusal right to the CHARTERERS in order to allow them to participate in a new TITANIC expedition.

                           The first refusal right has to be exercised by the
                      CHARTERERS within 90 days after notice given in writing by the OWNERS.

               23.2. In the event the CHARTERERS intend to plan additional expeditions to the TITANIC site during the years 1996 to 2003, the CHARTERERS shall grant a first refusal right to the OWNERS in order to allow them to participate in an new TITANIC expedition.

                      The first refusal right has to be exercised by the OWNERS within 90 days after notice given in writing by the CHARTERERS.

               23.3. It is being precised that for the enforcement of the above provisions, OWNERS and CHARTERERS will not perform expeditions more than once a year.



           24. LIABILITY

               24.1. OWNERS warrant that the Vessel is seaworthy and fit in all aspects for her duties under this charter.


               24.2. The navigation management and operation of the Vessel, the diving operations and the overall safety of the Vessel and all loss damages costs expenses and liabilities arising out of or connected therewith shall be to sole responsibility of the OWNERS.

                           OWNERS shall be solely liable for all loss damages
                      expenses and claims for death or for personal injury to any Master, crew, servant, agent or employee of OWNERS or any other person on board the Vessel at their request and for all damage or loss caused to or incurred by the Vessel or other property of OWNERS or OWNERS itself arising out of or in any way connected with the performance of the work at sea or sub-sea under this Agreement, howsoever caused.

                           Subject to sub-clause 24.3. hereof, OWNERS shall be
                      liable for all loss damages expenses or costs suffered or incurred in connection with claims made by third parties excepting the journalists, T.V. companies and all persons invited on board by the CHARTERERS and OWNERS shall indemnify and hold harmless the CHARTERERS from all claims for such losses, damages, expenses, costs.

                           Nothing in this clause or in the charter-party as a
                      whole may be regarded as transferring the aforesaid responsibilities and liabilities to the CHARTERERS.

                           OWNERS shall not however be liable for loss or damage
                      caused to the objects from the wreck of RMS TITANIC from the time of collection or recovery by OWNERS until such objects are handed over to the CHARTERERS pursuant to clause 21.1.


               24.3. The CHARTERERS shall be solely liable for all loss damages expenses and claims for death or for personal injury to any passenger or other person (not being the Master, crew servant agent or employee of OWNERS) on board the vessel at their request or with the knowledge or consent of the CHARTERERS.

                      The CHARTERERS shall be responsible for all loss or damage to objects from the wreck of RMS TITANIC after they are handed over by OWNERS. For the avoidance of doubt the CHARTERERS and his insurance companies waive any right to sue the OWNERS in respect of all matters covered by this paragraph.


               24.4. The OWNERS shall not be held liable for any delay caused by a strike by persons other the OWNERS own employees or agents.



           ARTICLE 25 - CHARTER HIRE AND CONDITIONS OF PAYMENT


               25.1. The global charter hire for the basic charter period of 34 days shall be a lump sum of French Francs 4 100 000 (Four Millions and one Hundred Thousand French Francs) in addition to the payments defined in article 22.3. hereabove.

                      The CHARTERERS shall transfer by wire the amount of FF 4 100 000 to IFREMER :

                                 CREDIT LYONNAIS

                     Unite d'Appui Commercial Champs-Elysees

                                    UB COMEX

                                Account n- 307 T

                               11, rue d'Argenson

                              75008 PARIS - FRANCE
               Fax n- 33 1 49 24 54 25 - Phone : 33 1 49 24 54 27


                        with following conditions of payment :

                      - FF 2 000 000, on or before June 20, 1996, upon
                        presentation of an invoice of IFREMER.

                      - FF 2 100 000, on or before July, 15, 1996, upon
                        presentation of an invoice of IFREMER.

                      If the CHARTERERS do not make all the payments in the schedule mentioned hereabove, this agreement shall be cancelled.

                      In this event, all the partial payment made by the CHARTERERS shall be forfeited to the OWNERS and the OWNERS shall be released from all obligations and liabilities to the CHARTERERS.


               25.2. Except as provided in section 20.4, it is understood that the Charter hire is payable whatever will be the number of dives performed by IFREMER.



           26. COMPLETE AGREEMENT

               This CHARTER contains the entire Agreement between the OWNERS and the CHARTERERS and supersedes all previous written or oral agreements.



           27. OTHER COMMITMENTS OF THE CHARTERERS

           27.1. Upon signature of this agreement, the CHARTERERS will cooperate in linking, at IFREMER's request, IFREMER's web site with CHARTERER's one and with any other web site related to the TITANIC project.

           27.2. During the 1996 TITANIC expedition, the CHARTERERS will not engage IFREMER nor GENAVIR personnel without the previous written consent of IFREMER.

           28. NOTICES

               All notices required or contemplated by this CHARTER and particulary for the performance of article 22.3. hereabove, shall be in writing and shall be deemed effective upon personal delivery, receipt of telex, telefax, certified mail, return receipt requested, addressed to the parties at their respective addresses as set forth below, or to such other addresses by written notice delivered in accordance with this section :


               If to:                   IFREMER
                                        Bureau des Operations Commerciales
                                        Pointe du Diable
                                        B.P. 70
                                        29280 PLOUZANE
                                        FRANCE
                                        PHONE:     33 98 22 44 90
                                        TELEFAX:   33 98 45 38 57
                                        TELEX:     941 405 F

                                        For the attention of Mr Frederic
                                        MUNAGORRI


               If to:                   RMS TITANIC, INC
                                        17, Battery Place
                                        Suite 203
                                        NEW YORK, NY 10004
                                        UNITED STATES OF AMERICA
                                        PHONE:     19 212 558 6300
                                        TELEFAX:   19 212 482 1912

                                        For the attention of M. G. TULLOCH


                                        Executed this 12 day of June 1996, at
                                        Issy-les-Moulineaux


               For and on behalf of OWNERS       For and on behalf of CHARTERERS

                 Le President-Directeur General        /s/ G.H. TULLOC'H
                                                           -------------


                 /s/ P. DAVID
                     --------
                                                 G.H. TULLOC'H
                                                 RMS TITANIC
                         P. DAVID                President and Chief Executive
                                                 Officer

                        APPENDIX "A" TO THE CHARTER PARTY



Name of VESSEL                                                           NADIR
                                                                         -----


SUPPORT VESSEL for UNDERWATER RESEARCH



     - main characteristics :

     class of VESSEL     :     BV + I - 3 - 3 E (haute mer) Glace III
     length overall      :     55,75 m
     beam overall        :     11,89 m
     draught max         :     4,68 m
     depth moulded       :     5,50 m et main deck
     displacement        :     2 025 tons
     deck cargo          :     360 tons
     deck area           :     33 m x 11 m
     deadweigh           :     1 173 tons



     - main propulsion :

       -  four engines, total output 2 400 HP
       -  two engines on each controllable pitch propeller
       -  auxiliary propulsion : grill jet bow thruster 420 HP
       -  electrical power 970 KVA
          380 V 50 Hz 3 phases



     - Equipment

       Satellite navigation system
       Telephone - telex by IMMARSAT NMR 111 02 25



     - facilities for carrying Nautile

       -  one special stern gantry (20 tons)
       -  one rolling platform for transfering the submersible to the workshop

       -  facilities for carrying major surface equipment

       -  one main crane (3 tons at 14,7 m)
       -  laboratory containers (20')


     - accomodation, officers and men : 14



     - technical personnel : 15

     - passengers : 10

                        APPENDIX "B" TO THE CHARTER PARTY
                        PARTICULARS OF VESSEL'S EQUIPMENT


                                                       NAUTILE


     manned submersible

       -  depth rating                       6 000 m
       -  weight in air                      18,5 T
       -  length                             8,00 m
       -  width                              2,70 m
       -  height                             3,45 m
       -  pay-load (without ROBIN)           200 kg



     manned sphere

       -  crew                               1 pilot - I navigator (Owner)
       -  passenger *
       -  inside diameter                    2,10 m
       -  sphere material titanium allog
       -  view ports

                              number         3
                              diameter       120 mm

     pitch and trim control with mercury pump 12 degrees

     power system : lead acid         40 Kwh

     propulsion :  1 axial motor
                   2 vertical thrusters
                   2 lateral thruster
     highspeed     2 knots
     underwater range at 1 knot : 6 miles

     autonomy

                              safety         130 hours
                              standard dive  5 hours on bottom




* a medical certificate is required attesting for passage non claustrophobia, no heart problem, aptitude for normolar diving.

     telemanipulation

     - 2 manipulators

     communications

     - 1 underwater telephone
     - miscellaneous equipments

     - 1 scanning sonar
     - 1 TV camera 3 CCD
     - 2 photo cameras
     - 6 extern lights
     - 1 dead reckoning

     An acoustic LBL positioning system will be supplied to position Nautile on the seabed.

                        APPENDIX "B" TO THE CHARTER PARTY

                        PARTICULARS OF VESSEL'S EQUIPMENT




                                                  R.O.V. ROBIN

- Tethered remote operated vehicle powered and controlled from the Nautile

max. operating depths                   5 000 m

neutral umbilical length                   70 m
weight                                    130 kg

dimensions                                 L 0,67 m
                                           W 0,70 m
                                           H 0,55 m



forward speed up to 1 knot



propulsion            4 oil filled electrical thrusters
                      (5 kg thrust each)

sensors               - kow drift gyro
                      - high accuracy pressure sensor

auto heading and auto depth capability

light                 2 x 250 W quartz iodide
                      1 x 100 W quartz iodide

television            1 colour low ligth
                      2 black and white
still picture camera (option)

flash head 100 j

emergency locator flashes

telemetry MUX date and video

                     APPENDIX C (1) CONTRACT Nr 96/1212570/F


                                  TITANIC 1996




                                                    on NADIR (date)


DIVING WORK REPORT dive NMR:

     on bottom from                     to

     Equipments operated                VIDEO        :
                                        STILL CAMERA :
                                        MANIPULATORS :
                                        ROBIN        :
                                        TIVA         :
                                        OTHER        :


     Surface meteo conditions :

     Report of dive chronology :




     Problems if any :




CHARTERERS REPRESENTATIVE                    IFREMER REPRESENTATIVE

                     APPENDIX C (2) CONTRAT Nr 96/1212570/F


                                  TITANIC 1996




                                             on NADIR (date):




OPERATION ORDER for dive NMR:
---------------

     - Pilot        :
     - Copilot      :
     - Passenger    :

     - ROBIN        NO   YES
     - TIVA         NO   YES


     Ideal chronology of bottom operations

          Time           Ops




     PRIORITIES                         VIDEO              :
     (indicate priority number)         STILL CAMERAS      :
                                        FILM               :
                                        ROBIN              :
                                        ARTEFACTS RECOVERY :
                                        OTHER              :




CHARTERERS REPRESENTATIVE                         IFREMER REPRESENTATIVE